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                                                                     EXHIBIT 5.1

          [LETTERHEAD OF FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN]

                               November 1, 1996



Imperial Credit Mortgage Holdings, Inc.
20371 Irvine Avenue
Santa Ana Heights, CA 92707

            Re:  Imperial Credit Mortgage Holdings, Inc.
                 Registration Statement on Form S-11
                 SEC File No. 333-14873

Dear Sir/Madam:

At your request, we have examined the Registration Statement on Form S-11 (File No. 333-14873) of Imperial Credit Mortgage Holdings, Inc., a Maryland corporation (the "Company"), together with Amendment No. 1, the latter of which was filed on November 4, 1996 thereto (the "Registration Statement"), exhibits filed or to be filed in connection therewith and the form of prospectus contained therein, which you have filed with the Securities and Exchange Commission ("SEC") in connection with the registration of 2,500,000 shares of Common Stock $.01 par value per share (the "Common Stock"), of the Company of which up to 375,000 shares may be purchased to cover over-allotments, if any (the "Option Stock") (together, the Common Stock and the Option Stock are the "Shares"). The Shares are to be sold to PaineWebber Incorporated, Oppenheimer & Co., Inc., Stifel, Nicolaus & Company Incorporated, and EVERN Securities, Inc. as the representatives of the several underwriters (the "Underwriters") pursuant to an underwriting agreement to be entered into by and among the Company and the Underwriters (the "Underwriting Agreement").

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

For purposes of this opinion, we have examined such matters of law and originals, or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of

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Imperial Credit Mortgage Holdings, Inc.
November 1, 1996
Page 2



the Company for the accuracy of material, factual matters contained therein which were not independently established.

Based upon the foregoing and all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that:

     (1) subject to effectiveness of the Registration Statement with the SEC (such Registration Statement as amended and finally declared effective, and the form of Prospectus contained therein or subsequently filed pursuant to Rule 430A or 424 under the Securities Act of 1933, as amended, being hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively) and to registration or qualification under the securities laws of the states in which the securities may be sold, upon the sale and issuance of the Shares in the manner referred to in the Registration Statement and in accordance with the terms of the Underwriting Agreement, and upon payment therefor, the Shares will be legally issued, fully paid and nonassessable shares of the Common Stock of the Company.

With respect to the opinion set forth above, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll, dated the date hereof, a copy of which has been delivered to you, as to matters of Maryland law.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than federal securities laws and the substantive laws of the State of California. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We consent to the use of our name under the caption "Legal Matters", in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and




























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Imperial Credit Mortgage Holdings, Inc.
November 1, 1996
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regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                Very truly yours,



                                /s/ FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN
                                -----------------------------------------------
                                Freshman, Marantz, Orlanski, Cooper & Klein


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